Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-268442

The information contained in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell nor does it seek an offer to buy the Debentures in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 11, 2025

Preliminary Prospectus Supplement

(To Prospectus Dated November 17, 2022)

MetLife, Inc.

$

  % Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055

The  % Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055 (the “Debentures,” are MetLife, Inc.’s unsecured, subordinated debt instruments and will bear interest (i) from the date they are issued to, but excluding, March 15, 2035, at an annual rate of  %, and (ii) from, and including, March 15, 2035, during each Interest Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, in each case to be reset on each Interest Reset Date, plus  %. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025. So long as no Event of Default (as defined herein) with respect to the Debentures has occurred and is continuing, MetLife, Inc. has the right, on one or more occasions, to defer the payment of interest on the Debentures as described under “Description of the Debentures—Option to Defer Interest Payments” in this prospectus supplement for one or more consecutive Interest Periods up to five years (an “Optional Deferral”). Deferred interest will accrue additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures. See “Description of the Debentures—Interest Rate and Interest Payment Dates” in this prospectus supplement for the definitions of “Interest Period,” “Five-Year Treasury Rate,” “Reset Interest Determination Date” and “Interest Reset Date.”

The principal amount of the Debentures will become due on March 15, 2055. Payment of the principal on the Debentures will be accelerated only in the case of MetLife, Inc.’s bankruptcy or certain other insolvency events with respect to MetLife, Inc. There is no right of acceleration in the case of default in the payment of interest on the Debentures or the performance of any of MetLife, Inc.’s other obligations with respect to the Debentures.

MetLife, Inc. may redeem the Debentures at its option for cash, at the times and at the applicable redemption prices described in this prospectus supplement.

The Debentures will be unsecured and will be subordinated and junior in right of payment upon MetLife’s liquidation to all of its existing and future senior indebtedness, and will be effectively subordinated to all liabilities of MetLife, Inc.’s subsidiaries, including obligations to policyholders. The Debentures will rank senior in right of payment upon liquidation with MetLife, Inc.’s trade accounts payable and with debt that by its terms does not rank senior to or on parity with the Debentures upon MetLife, Inc.’s liquidation, including (i) the 10.750% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069 of MetLife, Inc. (the “2069 JSDs”), (ii) the 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of MetLife, Inc. (the “2068 JSDs”), (iii) MetLife, Inc.’s obligations under the Financing Agreement relating to the 7.875% Fixed-to-Floating-Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust IV (the “2067 X-SURPS”) and, upon an exchange of the 2067 X-SURPS, the related 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 of MetLife, Inc. (the “2067 JSDs”) and (iv) the 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066 of MetLife, Inc. (the “2066 JSDs”).

The Debentures are not deposits or savings accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

By purchasing the Debentures in this offering you will be deemed to consent to the termination of MetLife, Inc.’s Replacement Capital Covenants relating to each of the 2069 JSDs, the 2068 JSDs and the 2067 X-SURPS, respectively (collectively, the “Replacement Capital Covenants”). See “Description of the Debentures—Consent to Terminate the Replacement Capital Covenants.”

See “Risk Factors” beginning on page S-14 of this prospectus supplement and the periodic reports MetLife, Inc. files with the Securities and Exchange Commission (the “SEC”) to read about important factors you should consider before buying the Debentures.

Neither the SEC nor any state securities commission or other regulatory body has approved or disapproved of the Debentures or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Debenture		Total
Price to the Public (1)		%	$
Underwriting Discount		%	$
Proceeds, before expenses, to MetLife, Inc. (1)		%	$

(1)	Plus accrued and unpaid interest, if any, from , 2025.

The Debentures will not be listed on any securities exchange. Currently, there is no public market for the Debentures.

The underwriters expect to deliver the Debentures, in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, S.A. (“Clearstream”), and/or Euroclear Bank SA/NV (“Euroclear”), on or about  , 2025.

Joint Bookrunners

BNP PARIBAS	BofA Securities	Deutsche Bank Securities	J.P. Morgan	Morgan Stanley	TD Securities

Prospectus Supplement dated    , 2025.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Debentures in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Debentures are offered for sale in those jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the

S-i

Debentures in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting — Offering Restrictions” in this prospectus supplement.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus carefully before investing in the Debentures. This prospectus supplement contains the terms of the Debentures. This prospectus supplement may add, update or change information in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “MetLife,” the “Company,” “we,” “our” and “us” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, its subsidiaries and affiliates, while references to “MetLife, Inc.” refer only to the holding company on an unconsolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and trading on the New York Stock Exchange under the symbol “MET.” These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus supplement and the accompanying prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and the accompanying prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 21, 2025 (the “2024 Form 10-K”);

•

The portions of MetLife, Inc.’s Definitive Proxy Statement filed on April 26, 2024 for MetLife, Inc.’s Annual Meeting of Stockholders incorporated by reference into the Form 10-K for the year ended December 31, 2023 (other than disclosure under the heading “Pay versus Performance” information responsive to Item 402(v) of Regulation S-K of SEC rules); and

•

Current Reports on Form 8-K filed with the SEC on June  24, 2024 (only with respect to the Item 5.02 information), January  10, 2025, February  5, 2025 (only with respect to the Item 8.01 information), February  18, 2025, February  27, 2025, March  4, 2025 and March 5, 2025.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, until the termination or completion of the offering of the Debentures made by this prospectus supplement and the accompanying prospectus. Any such reports filed by MetLife, Inc. with the SEC, other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, on or after the date of this prospectus supplement and before the date that the offering of the Debentures by means of this prospectus supplement and the accompanying prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 200 Park Avenue, New York, New York 10166 by electronic mail (metir@metlife.com), or by telephone (212-578-9500). You may also obtain the documents incorporated by reference into this prospectus supplement and the accompanying prospectus at MetLife’s website, www.metlife.com. All other information contained on MetLife’s website is not a part of this prospectus supplement or the accompanying prospectus, and any references to MetLife’s website are intended to be inactive textual references only.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

Many factors determine MetLife’s results, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. We do not guarantee any future performance. Our results could differ materially from those we express or imply in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the SEC, and others, may cause such differences. These factors include: (1) economic condition difficulties, including risks relating to interest rates, credit spreads, declining equity or debt markets, real estate, obligors and counterparties, government default, currency exchange rates, derivatives, climate change, public health and terrorism and security; (2) global capital and credit market adversity; (3) credit facility inaccessibility; (4) financial strength or credit ratings downgrades; (5) unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers’ credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks; (6) statutory life insurance reserve financing costs or limited market capacity; (7) legal, regulatory, and supervisory and enforcement policy changes; (8) changes in tax rates, tax laws or interpretations; (9) litigation and regulatory investigations; (10) unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability; (11) MetLife, Inc.’s inability to pay dividends and repurchase common stock; (12) MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.; (13) investment defaults, downgrades, or volatility; (14) investment sales or lending difficulties; (15) collateral or derivative-related payments; (16) investment valuations, allowances, or impairments changes; (17) claims or other results that differ from our estimates, assumptions, or models; (18) global political, legal, or operational risks; (19) business competition; (20) technological changes; (21) catastrophes; (22) climate changes or responses to it; (23) deficiencies in our closed block; (24) goodwill or other asset impairment, or deferred income tax asset allowance; (25) impairment of value of business acquired, value of distribution agreements acquired or value of customer relationships acquired; (26) product guarantee volatility, costs, and counterparty risks; (27) risk management failures; (28) insufficient protection from operational risks; (29) failure to protect confidentiality, integrity or availability of systems or data or other cybersecurity or disaster recovery failures; (30) accounting standards changes; (31) excessive risk-taking; (32) marketing and distribution difficulties; (33) pension and other postretirement benefit assumption changes; (34) inability to protect our intellectual property or avoid infringement claims; (35) acquisition, integration, growth, disposition, or reorganization difficulties; (36) Brighthouse Financial, Inc. separation risks; (37) MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and (38) legal- and corporate governance-related effects on business combinations.

Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in the 2024 Form 10-K and elsewhere in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that actual future results may be materially different from expectations. Further, any forward-looking statement speaks only as of the date on which it is made, and MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the SEC.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all of the information that you should consider before purchasing any Debentures in the offering. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled “Risk Factors” in this prospectus supplement and the periodic reports MetLife, Inc. files with the SEC, our financial statements and the notes thereto, and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

MetLife

MetLife is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management. MetLife holds leading market positions in the United States, Asia, Latin America, Europe and the Middle East. MetLife is also one of the largest institutional investors in the United States with a general account portfolio invested primarily in fixed income securities (corporate, structured products, municipals, and government and agency) and mortgage loans, as well as real estate, real estate joint ventures, other limited partnerships and equity securities.

MetLife believes that its trusted global brand, diversified and resilient business, and position as a leader in attractive markets are the powers of its business. Over the next five years MetLife will execute on its New Frontier strategy, which was designed to accelerate growth across MetLife’s global platform while delivering attractive returns and all-weather performance. New Frontier builds upon the success of MetLife’s Next Horizon strategy, which MetLife implemented in 2019, with an aim to focus, simplify and differentiate the Company.

Under MetLife’s New Frontier strategy, MetLife intends to leverage the Company’s strengths to prioritize growth across four key areas of opportunity:

MetLife is organized into six segments: Group Benefits; Retirement and Income Solutions; Asia; Latin America; Europe, the Middle East and Africa; and MetLife Holdings. In addition, the Company reports certain of its results of operations in Corporate & Other. See “Business — Segments and Corporate & Other” and Note 2 of the Notes to the Consolidated Financial Statements in the 2024 Form 10-K incorporated by reference herein for further information on MetLife’s segments and Corporate & Other.

MetLife, Inc. is a holding company for its insurance and financial subsidiaries and does not have any significant operations of its own. Dividends from its subsidiaries and permitted payments to it under its tax sharing arrangements with its subsidiaries are its principal sources of cash to meet its obligations and to pay preferred and common stock dividends. MetLife, Inc.’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders at the end of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year. Statutory accounting practices, as prescribed by insurance regulators of various states in which we conduct business, differ in certain respects from accounting principles used in financial statements prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The significant differences relate to the treatment of deferred policy acquisition costs, certain deferred income tax, required investment liabilities, statutory reserve calculation assumptions, goodwill and surplus notes.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188, its telephone number is (212) 578-9500 and its internet address is www.metlife.com. Information contained on MetLife’s website does not constitute part of this prospectus supplement or the accompanying prospectus. This website address is an inactive textual reference and is not intended to be an actual link to the website.

The Offering

Issuer	MetLife, Inc.

Securities Offered	$ aggregate principal amount of % Fixed-to-Fixed Reset Rate Debentures due 2055 (the “Debentures”).

Maturity Date	The Debentures will mature on March 15, 2055 (the “Maturity Date”). If that day is not a Business Day, payment of principal and interest will be postponed to the next Business Day and no interest will accrue as a result of that postponement.

Interest	Subject to the provisions below under “—Option to Defer Interest Payments,” interest on the Debentures will accrue from , 2025. From, and including, , 2025 to, but excluding, March 15, 2035 (the “Initial Interest Reset Date”) or any earlier redemption date, the Debentures will bear interest at an annual rate of %, and from, and including, the Initial Interest Reset Date, during each Interest Period the Debentures will bear interest at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, in each case to be reset on each Interest Reset Date, plus %. MetLife, Inc. will pay that interest semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), beginning on September 15, 2025, and on the Maturity Date, subject to MetLife, Inc.’s rights and obligations described under “Description of the Debentures—Option to Defer Interest Payments” in this prospectus supplement. In the event that any Interest Payment Date falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day, and no interest will accrue as a result of that postponement. See “Description of the Debentures—Interest Rate and Interest Payment Dates” in this prospectus supplement for the definitions of the terms “Business Day,” “Five-Year Treasury Rate,” “Interest Period,” “Interest Reset Date” and “Reset Interest Determination Date.”

Option to Defer Interest Payments

So long as no Event of Default with respect to the Debentures has occurred and is continuing, MetLife, Inc. has the right to defer the payment of interest on the Debentures for one or more consecutive Interest Periods that do not exceed five years for any single Optional Deferral Period (as defined herein) as described in “Description of the Debentures—Option to Defer Interest Payments” in this prospectus supplement. MetLife, Inc. may not defer interest beyond the Maturity Date, any earlier accelerated Maturity Date arising from an Event of Default or any other earlier redemption of the Debentures. During an Optional Deferral Period, interest will continue to accrue on the Debentures at the then-applicable rate described above and deferred interest on the Debentures will bear additional interest at the then-applicable interest rate, compounded on each Interest Payment Date, subject to applicable law. If MetLife, Inc. has paid all deferred interest (including compounded interest thereon) on the Debentures, MetLife, Inc. can again defer interest payments on the Debentures as described above.

Subordination	The Debentures will be unsecured and will be subordinated and junior in right of payment upon MetLife’s liquidation to all of its existing and future Senior Indebtedness, and will be effectively subordinated to all liabilities of MetLife, Inc.’s subsidiaries, including obligations to policyholders. The Debentures will rank senior in right of payment upon liquidation with MetLife, Inc.’s trade accounts payable and with debt that by its terms does not rank senior to or on parity with the Debentures upon MetLife, Inc.’s liquidation, including (i) the 2069 JSDs, (ii) the 2068 JSDs, (iii) MetLife, Inc.’s obligations under the Financing Agreement relating to the 2067 X-SURPS and, upon an exchange of the 2067 X-SURPS, the 2067 JSDs and (iv) the 2066 JSDs (collectively, the “Junior Subordinated Obligations”).

Senior Indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (i.e., trade accounts payable), which will rank junior to the Debentures and equally in right of payment and upon liquidation with the Junior Subordinated Obligations, (2) indebtedness which by its terms ranks equally with or subordinated to the Debentures or the Junior Subordinated Obligations, as the case may be, in right of payment or upon liquidation, (3) indebtedness owed by MetLife, Inc. to its subsidiaries, which also will rank junior to the Debentures and equally in right of payment and upon liquidation with the Junior Subordinated Obligations, and (4) any liability for federal, state, local or other taxes owed or owing by MetLife, Inc. or by its subsidiaries. In addition, the rights of the holders of the Debentures will be structurally subordinated to all existing and future obligations of MetLife, Inc.’s subsidiaries.

As of December 31, 2024, MetLife, Inc.’s short- and long-term debt owed to third parties ranking senior to the Debentures upon liquidation, on an unconsolidated basis, totaled approximately $14.4 billion. In addition, as of December 31, 2024, MetLife, Inc.’s short- and long-term debt owed to subsidiaries ranking senior to the Debentures upon liquidation totaled approximately $1.4 billion. Payments on the Debentures will also be effectively subordinated to all existing and future liabilities of MetLife, Inc.’s subsidiaries to the extent of the assets of such subsidiaries. As of December 31, 2024, MetLife, Inc.’s subsidiaries had $2.3 billion of debt outstanding (excluding intercompany liabilities), all of which would be structurally senior in priority to the Debentures. See “Description of the Debentures—Subordination” in this prospectus supplement for the definition of “Senior Indebtedness.”

The Debentures will rank senior to all of MetLife, Inc.’s equity securities, including its preferred stock, and the Junior Subordinated Obligations.

Certain Payment Restrictions Applicable to MetLife, Inc.	At any time when MetLife, Inc. has given notice of its election to defer interest payments on the Debentures but the related Optional Deferral Period has not yet commenced or an Optional Deferral Period is continuing, MetLife, Inc. and its subsidiaries generally may not make payments on or redeem or purchase any shares of MetLife, Inc.’s capital stock or any of MetLife, Inc.’s debt securities or guarantees that rank upon MetLife, Inc.’s liquidation on a parity with or junior to the Debentures, subject to certain limited exceptions.

The terms of the Debentures permit MetLife, Inc. to make any payment of current or deferred interest on its indebtedness that ranks on a parity with the Debentures upon MetLife, Inc.’s liquidation (“Parity Securities”) that is made pro rata to the amounts due on such Parity Securities (including the Debentures), and any payments of principal or current or deferred interest on Parity Securities that, if not made, would cause MetLife, Inc. to breach the terms of the instrument governing such Parity Securities. There are no Parity Securities outstanding as of the date of this prospectus supplement.

For more information, see “Description of the Debentures—Dividend and Other Payment Stoppages During Optional Deferral Periods and Under Certain Other Circumstances” in this prospectus supplement.

Redemption of the Debentures	MetLife, Inc. may elect to redeem the Debentures at its option for cash:

(a)

in whole, at any time, or in part, from time to time (i) on any Interest Payment Date on or after the Initial Interest Reset Date, at a redemption price equal to 100% of their principal amount; and (ii) prior to the Initial Interest Reset Date, at a redemption price equal to 100% of their principal amount, plus the applicable “make-whole” premium thereon at the time of redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by MetLife, Inc. or any of its affiliates, must remain outstanding after giving effect to such redemption and all accrued and unpaid interest, including deferred interest, must be paid in full on all outstanding Debentures for all Interest Periods ending on or before the date of redemption; or

(b)

in whole, but not in part, at any time within 90 days after the occurrence of a “Tax Event,” a “Rating Agency Event” or a “Regulatory Capital Event,” at a redemption price equal to (i) in the case of a “Tax Event” or a “Regulatory Capital Event,” 100%

of their principal amount or (ii) in the case of a “Rating Agency Event,” at a redemption price equal to 102% of their principal amount;

plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

In the event the Debentures are treated as “Tier 2 capital” (or a substantially similar concept) under the capital rules of any “capital regulator” of MetLife, Inc., any redemption of Debentures will be subject to MetLife, Inc.’s receipt of any required prior approval from such capital regulator and to the satisfaction of any conditions set forth in those capital rules and any other regulations of any other capital regulator that are or will be applicable to MetLife, Inc.’s redemption of the Debentures. “Capital regulator” means the governmental agency or instrumentality, if any, that has group-wide oversight of MetLife, Inc.’s regulatory capital.

For more information and the definitions of “Tax Event,” “Rating Agency Event” and “Regulatory Capital Event,” see “Description of the Debentures—Redemption” in this prospectus supplement.

Events of Default	An “Event of Default” with respect to the Debentures shall occur only upon certain events of bankruptcy, insolvency or receivership involving MetLife, Inc. If an Event of Default occurs and continues, the principal amount of the Debentures will automatically become due and payable without any declaration or other action on the part of the Subordinated Trustee (as defined herein) or any holder of the Debentures.

There is no right of acceleration in the case of any payment default or other breaches of covenants under the Subordinated Indenture or the Debentures. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the Debentures, including any compounded interest (and, in the case of payment of deferred interest, such failure to pay shall have continued for 30 calendar days after the conclusion of any Optional Deferral Period), the holder of a Debenture may, or if directed by the holders of a majority in principal amount of the Debentures the Subordinated Trustee shall, subject to the conditions set forth in the Subordinated Indenture (as defined below), demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if MetLife, Inc. fails to make payment thereof upon demand.

Form and Denomination	The Debentures will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Debentures will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Debentures will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems. MetLife, Inc. will issue certificated Debentures only in the limited circumstances described under “Description of the Debentures—Book-Entry System” in this prospectus supplement.

The Subordinated Indenture and the Subordinated Trustee	The Debentures will be issued pursuant to the Subordinated Indenture, dated as of June 21, 2005 (the “Base Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Subordinated Trustee, as supplemented by a supplemental indenture, to be dated as of the closing date of this offering (the “Supplemental Indenture” and the Base Indenture as supplemented by the Supplemented Indenture, the “Subordinated Indenture”).

Governing Law	The Subordinated Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors	See “Risk Factors” beginning on page S-14 of this prospectus supplement and similar sections in the 2024 Form 10-K, incorporated by reference herein, before buying any of the Debentures offered hereby.

Use of Proceeds	We expect to receive proceeds, after deducting the underwriting discount and other offering expenses, of approximately $ .

We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption or repurchase in whole or in part of MetLife, Inc.’s 3.850% Fixed Rate Reset Non-Cumulative Preferred Stock, Series G (the “Series G Preferred”).

This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, the Series G Preferred. See “Use of Proceeds” in this prospectus supplement.

Consent to Terminate the Replacement Capital Covenants

By purchasing the Debentures, holders of the Debentures, as holders of the “covered debt” under each Replacement Capital Covenant, are irrevocably consenting to the termination of each Replacement Capital Covenant, and represent and agree that they waive any reliance on any covenant, promise or agreement (whether express or implied) set forth in the Replacement Capital Covenants prior to those terminations, and will not take or attempt to take any action to enforce any such covenant, promise or agreement set forth in the Replacement Capital Covenants prior to those terminations. Each current and future holder of the Debentures will be deemed to have consented to such terminations and made such representations and agreements and such consent, representations and agreements will be binding on all purchasers.

RISK FACTORS

Investing in the Debentures involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and the Debentures before making an investment in the Debentures offered hereby. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” in the accompanying prospectus and the 2024 Form 10-K. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the market for or trading price of the Debentures. As a result, you may lose all or part of your original investment. The risks discussed below also include forward- looking statements, and our actual results may differ materially from those expressed or implied in these forward-looking statements.

MetLife, Inc. Has the Right to Defer Interest for Up to Five Consecutive Years.

MetLife, Inc. has the right at one or more times to defer interest on the Debentures for one or more consecutive Interest Periods that do not exceed five years for any single Optional Deferral Period. During any such Optional Deferral Period, holders of Debentures will receive limited or no current payments on the Debentures. Holders will have no remedies against MetLife, Inc. for nonpayment unless MetLife, Inc. fails to pay all deferred interest (including compounded interest) at the end of the five-year Optional Deferral Period, at the Maturity Date or, if applicable, at the earlier accelerated Maturity Date or redemption date of the Debentures.

Deferral of Interest Payments and Other Characteristics of the Debentures Could Adversely Affect the Market Price of the Debentures.

To the extent a secondary market develops for the Debentures, the market price of the Debentures is likely to be adversely affected if MetLife, Inc. defers payments of interest on the Debentures. As a result of MetLife, Inc.’s deferral right or if investors perceive that there is a likelihood that MetLife, Inc. will exercise its deferral right, the market for the Debentures may become less active or be discontinued during such an Optional Deferral Period, and the market price of the Debentures may be more volatile than the market prices of other securities that are not subject to deferral. If MetLife, Inc. does defer interest on the Debentures and you sell your Debentures during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Debentures until MetLife, Inc. pays the deferred interest at the end of the applicable Optional Deferral Period.

The Debentures will be Effectively Subordinated to Almost All of MetLife, Inc.’s Other Indebtedness.

MetLife, Inc.’s obligations under the Debentures will be subordinated and junior in right of payment to all of its Senior Indebtedness, except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Debentures and certain other indebtedness, including indebtedness incurred in the ordinary course of business. This means that MetLife, Inc. will not be able to make any payments on the Debentures if it defaults on a payment of Senior Indebtedness and does not cure the default within the applicable grace period, if the holders of the Senior Indebtedness have the right to accelerate the maturity of the Senior Indebtedness and request that MetLife, Inc. cease payments on the Debentures or if the terms of its Senior Indebtedness otherwise restrict MetLife, Inc. from making payments to junior creditors.

As of December 31, 2024, (i) MetLife, Inc. had approximately $16.9 billion of debt outstanding at the parent company level (excluding intercompany liabilities), $14.4 billion of which would be senior in priority to the Debentures, and (ii) MetLife, Inc.’s subsidiaries had $2.3 billion of debt outstanding (excluding intercompany liabilities), all of which would be structurally senior in priority to the Debentures.

Due to the subordination provisions described under “Description of the Debentures—Subordination,” in the event of MetLife, Inc.’s insolvency, funds which MetLife, Inc. would otherwise use to pay the holders of the Debentures would be used to pay the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. As a result of those payments, MetLife, Inc.’s general creditors may recover less, ratably, than the holders of its Senior Indebtedness and these general creditors may recover more, ratably, than the holders of the Debentures. In addition, the holders of MetLife, Inc.’s Senior Indebtedness may, under certain circumstances, restrict or prohibit MetLife, Inc. from making payments on the Debentures.

There will be no terms in the Subordinated Indenture or the Debentures that limit MetLife, Inc.’s ability to incur additional indebtedness, and MetLife, Inc. expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

The Debentures Will Be Effectively Subordinated to the Obligations of MetLife, Inc.’s Subsidiaries.

MetLife, Inc.’s subsidiaries are separate and distinct legal entities. Because MetLife, Inc. is a holding company, its right to participate in any distribution of assets of any of its subsidiaries, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of the subsidiary’s creditors, except to the extent that MetLife, Inc. may be recognized as a creditor of that subsidiary. The applicable insurance laws of the jurisdiction where each of MetLife, Inc.’s insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before MetLife, Inc., as a shareholder, would be entitled to receive any distribution from the subsidiary which MetLife, Inc. might apply to make payments of principal and interest on the Debentures or other indebtedness.

Accordingly, MetLife, Inc.’s obligations under the Debentures will be effectively subordinated to all existing and future indebtedness and liabilities of MetLife, Inc.’s subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries, and you, as holders of Debentures, should look only to MetLife, Inc.’s assets for payment under the Debentures. As of December 31, 2024, MetLife, Inc.’s subsidiaries had $221.4 billion of policyholder account balances and $2.3 billion of debt outstanding (excluding intercompany liabilities).

MetLife, Inc. May Redeem the Debentures Prior to Their Maturity.

MetLife, Inc. may redeem the Debentures at its options for cash in whole, at any time, or in part, from time to time (i) on any Interest Payment Date on or after the Initial Interest Reset Date, at a redemption price equal to 100% of their principal amount, or (ii) prior to the Initial Interest Reset Date, at a redemption price equal to 100% of their principal amount plus a “make-whole” amount, in each case plus accrued and unpaid interest to, but excluding, the date of redemption. MetLife, Inc. may also redeem the Debentures in whole, but not in part, at any time within 90 days after the occurrence of a “Tax Event,” a “Rating Agency Event” or a “Regulatory Capital Event” at a redemption price equal to (i) in the case of a “Tax Event” or a “Regulatory Capital Event,” 100% of their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption or (ii) in the case of a “Rating Agency Event,” 102% of their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. In the event the Debentures are treated as “Tier 2 capital” (or a substantially similar concept) under the capital rules of any capital regulator of MetLife, Inc., any redemption of Debentures will be subject to MetLife, Inc.’s receipt of any required prior approval from such capital regulator and to the satisfaction of any conditions set forth in those capital rules and any other regulations of any other capital regulator that are or will be applicable to MetLife, Inc.’s redemption of the Debentures. If the Debentures are redeemed, the redemption may be a taxable event to you. See “Material United States Federal Income Tax Considerations—United States Holders—Sale, Exchange, Redemption or Other Taxable Disposition of Debentures” in this prospectus supplement.

Events that would constitute a “Tax Event,” a “Rating Agency Event” or a “Regulatory Capital Event” could occur at any time and could result in the Debentures being redeemed earlier than would otherwise be the case. In the event MetLife, Inc. chooses to redeem the Debentures, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Debentures.

If Interest Payments on the Debentures Are Deferred, Holders of the Debentures Will Be Required to Recognize Income for U.S. Federal Income Tax Purposes, Possibly in Advance of the Receipt of Cash Attributable to Such Income.

If MetLife, Inc. were to defer interest payments on the Debentures, the Debentures would be treated as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a U.S. holder would be required to include such stated interest in income as it accrues, regardless of such U.S. holder’s regular method of accounting, using a constant yield method, which may occur before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the Debentures as taxable income. See “Material United States Federal Income Tax Considerations—United States Holders—Interest Income, Original Issue Discount and Certain Contingent Payments” in this prospectus supplement.

A Holder of the Debentures Will Not Have Rights of Acceleration in the Case of Payment Defaults or Other Breaches of Covenants.

The only Event of Default under the Subordinated Indenture consists of specific events of bankruptcy, insolvency or receivership relating to MetLife, Inc. There is no right of acceleration in the case of payment defaults or other breaches of covenants under the Subordinated Indenture.

The Interest Rate Will Reset on the Initial Interest Reset Date and Each Subsequent Interest Reset Date, and Any Interest Payable After an Interest Reset Date May Be Less Than an Earlier Interest Rate.

The interest rate on the Debentures for each Interest Reset Period (as defined herein) will equal the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus   %. Therefore, the interest rate after the Initial Interest Reset Date could be less than the fixed rate for the initial 10-year period, and any interest payable after a subsequent Interest Reset Date may be less than the interest rate for a prior period. MetLife, Inc. has no control over the factors that may affect U.S. Treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events.

Historical U.S. Treasury Rates Are Not an Indication of Future U.S. Treasury Rates.

In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the Initial Interest Reset Date, and you should not take the historical U.S. Treasury rates as an indication of future Five-Year Treasury Rates.

An Active After-Market for the Debentures May Not Develop.

The Debentures do not have an established trading market. We cannot assure you that an active after-market for the Debentures will develop or be sustained or that holders of the Debentures will be able to sell their Debentures at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the Debentures, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Debentures. The Debentures are not listed and MetLife, Inc. does not plan to apply to list the Debentures on any securities exchange or to include them in any automated quotation system.

If a Trading Market Does Develop, Changes in Our Credit Ratings or the Debt Markets Could Adversely Affect the Market Price of the Debentures.

The market price for the Debentures depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Debentures.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the Debentures.

Our Credit Ratings May Not Reflect All Risks Of Your Investments In The Debentures.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Debentures. These credit ratings may not reflect the potential impact of risks relating to the Debentures. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

USE OF PROCEEDS

We expect to receive proceeds, after deducting the underwriting discount and other offering expenses, of approximately $    .

We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption or repurchase in whole or in part of the Series G Preferred.

This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, the Series G Preferred.

CAPITALIZATION

The following table sets forth our consolidated capitalization at December 31, 2024, on an actual basis, and as adjusted to give effect to this offering of the Debentures. This information should be read in conjunction with the 2024 Form 10-K and our other financial information incorporated by reference herein.

	At December 31, 2024
	Actual	As Adjusted (1)
	(In millions)
Short-term debt	$465	$
Long-term debt	15,086
Collateral financing arrangement	476
Debentures	—
Junior subordinated debentures	3,164

Total debt	19,191

MetLife, Inc.’s stockholders’ equity:
Preferred stock, par value	—
Common stock, par value	12
Additional paid-in capital	33,791
Retained earnings	42,626
Treasury stock, at cost	(27,798)
Accumulated other comprehensive income (loss)	(21,186)

Total MetLife, Inc.’s stockholders’ equity	27,445

Total capitalization	$46,636

(1)

Reflects $    of the Debentures at a discount of approximately $    . Related debt issuance costs of $     will be capitalized and amortized over the term of the Debentures. Does not reflect any redemption or repurchase of the Series G Preferred.

DESCRIPTION OF THE DEBENTURES

A description of the specific terms of the Debentures of MetLife, Inc. being offered is set forth below. The description is qualified in its entirety by reference to the Indenture, dated as of June 21, 2005 (the “Base Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee (the “Subordinated Trustee”), as supplemented by the Thirteenth Supplemental Indenture, to be dated as of  , 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Subordinated Indenture”), between MetLife, Inc. and the Subordinated Trustee, under which the Debentures will be issued. The Subordinated Indenture has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Subordinated Indenture are those provided in the Base Indenture, as supplemented by the Supplemental Indenture, and those made part of the Subordinated Indenture by the Trust Indenture Act. MetLife, Inc. has filed a copy of the Base Indenture with the SEC under the Exchange Act and the Base Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.

The following description of certain terms of the Debentures and certain provisions of the Base Indenture, as supplemented by the Supplemental Indenture, supplements the description under “Description of Debt Securities” in the accompanying prospectus. To the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of Debt Securities” you should rely on this description. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the Base Indenture, as supplemented by the Supplemental Indenture, in its entirety because it, and not this description, will define your rights as a beneficial holder of the Debentures.

General

MetLife, Inc. will initially issue $   aggregate principal amount of Debentures. MetLife, Inc. may, without the consent of holders of the Debentures, increase the principal amount of the Debentures by issuing additional debentures in the future on the same terms and conditions as the Debentures being offered hereby in all respects, except for any difference in the issue date, public offering price, interest accrued prior to the issue date of the additional debentures and first interest payment date, and with the same CUSIP number as the Debentures offered hereby, so long as such additional debentures are fungible for U.S. federal income tax purposes with the Debentures offered hereby. The Debentures offered hereby and any such additional debentures would rank equally and ratably in right of payment and would be treated as a single series of subordinated debt securities for all purposes under the Subordinated Indenture.

The Debentures will mature on March 15, 2055 (the “Maturity Date”). If that day is not a Business Day, payment of principal and interest will be postponed to the next Business Day and no interest will accrue as a result of that postponement. The Debentures will be subordinated and junior in right of payment to all of the Senior Indebtedness, as defined under “—Subordination” below, and senior to MetLife, Inc.’s junior subordinated securities.

The Subordinated Trustee will initially serve as paying agent for the Debentures.

Consent to Terminate the Replacement Capital Covenants

By purchasing the Debentures, holders of the Debentures, as holders of the “covered debt” under each Replacement Capital Covenant, are irrevocably consenting to the termination of each Replacement Capital Covenant, and represent and agree that they waive any reliance on any covenant, promise or agreement (whether express or implied) set forth in the Replacement Capital Covenants prior to those terminations, and will not take or attempt to take any action to enforce any such covenant, promise or agreement set forth in the Replacement Capital Covenants prior to those terminations. Each current and future holder of the Debentures will be deemed to have consented to such terminations and made such representations and agreements and such consent, representations and agreements will be binding on all purchasers.

Interest Rate and Interest Payment Dates

Subject to the provisions below relating to Optional Deferral, interest will accrue on the Debentures (i) from, and including,   , 2025 to, but excluding, March 15, 2035 (the “Initial Interest Reset Date”) at an annual rate of   % and (ii) from, and including, the initial Interest Reset Date, during each Interest Reset Period, at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus   %. Interest on the Debentures is payable semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing on September 15, 2025, and on the Maturity Date, subject to deferral as described under “—Option to Defer Interest Payments.” MetLife, Inc. refers to the period from, and including, the date the Debentures are issued to, but excluding, September 15, 2025, and each period from, and including, each Interest Payment Date to, but excluding, the next Interest Payment Date or, if earlier, the Maturity Date, as an “Interest Period.”

Interest payments will be made to the persons or entities in whose names the Debentures are registered at the close of business on March 1 and September 1 (in each case, whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. In the event that any Interest Payment Date falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day, and no additional interest will accrue as a result of that postponement.

The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the Subordinated Trustee is closed for business.

Unless MetLife, Inc. has redeemed all of the outstanding Debentures as of the Initial Interest Reset Date, MetLife, Inc. will appoint a calculation agent (the “Calculation Agent”) with respect to the Debentures prior to the Reset Interest Determination Date preceding the Initial Interest Reset Date. MetLife, Inc. or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If MetLife, Inc. or one of its affiliates is not the Calculation Agent, the Calculation Agent will notify MetLife, Inc. of the interest rate for the relevant Interest Reset Period promptly upon such determination. MetLife, Inc. will notify the Subordinated Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after the Initial Interest Reset Date will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the documentation relating to the Debentures, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at MetLife, Inc.’s principal offices and will be made available to any holder of the Debentures upon request. In no event shall the Subordinated Trustee be the Calculation Agent, nor shall it have any liability for any determination made by or on behalf of such Calculation Agent.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the most recent H.15.

If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day convention, the definition of Business Day and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Initial Interest Reset Date” means March 15, 2035.

“Interest Reset Date” means the Initial Interest Reset Date and each date falling on the five-year anniversary of the preceding Interest Reset Date.

“Interest Reset Period” means the period from, and including, the Initial Interest Reset Date to, but excluding, the next following Interest Reset Date and thereafter each period from, and including, each Interest Reset Date to, but excluding, the next following Interest Reset Date.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of such Interest Reset Period.

Option to Defer Interest Payments

So long as no Event of Default with respect to the Debentures has occurred and is continuing, MetLife, Inc. may elect at one or more times to defer payment of interest on the Debentures for one or more consecutive Interest Periods that do not exceed five years for a single Optional Deferral Period (such election, an “Optional Deferral”). MetLife, Inc. may not defer interest beyond the Maturity Date, any earlier accelerated Maturity Date arising from an Event of Default (which, under the Subordinated Indenture, is limited to certain events of bankruptcy, insolvency or receivership involving us) or any other earlier redemption of the Debentures.

During an Optional Deferral Period, interest will continue to accrue on the Debentures, and deferred interest on the Debentures will bear additional interest at the then-applicable interest rate, compounded on each Interest Payment Date, subject to applicable law. As used in this prospectus supplement, an “Optional Deferral Period” refers to the period beginning on an Interest Payment Date with respect to which MetLife, Inc. defers interest and ending on the earlier of (i) the fifth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which MetLife, Inc. has paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the Debentures. “Interest” in this prospectus supplement refers not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable Interest Payment Date.

At the end of five years following the commencement of an Optional Deferral Period, MetLife, Inc. must pay all accrued and unpaid deferred interest, including compounded interest. If MetLife, Inc. has paid all deferred interest (including compounded interest thereon) on the Debentures, MetLife, Inc. can again defer interest payments on the Debentures as described above.

MetLife, Inc. will give the holders of the Debentures and the Subordinated Trustee written notice of its election to commence or continue an Optional Deferral Period at least one and not more than 60 Business Days before the next Interest Payment Date.

MetLife, Inc. has no present intention to defer interest payments.

Dividend and Other Payment Stoppages During Optional Deferral Periods and Under Certain Other Circumstances

MetLife, Inc. will agree in the Subordinated Indenture that, so long as any Debentures remain outstanding, if:

•	MetLife, Inc. has given notice of its election to defer interest payments on the Debentures but the related Optional Deferral Period has not yet commenced, or

•	an Optional Deferral Period is continuing,

then MetLife, Inc. will not, nor will MetLife, Inc. permit its subsidiaries to:

•

declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of MetLife, Inc.’s capital stock, other than:

•

any purchase, redemption or other acquisition of shares of MetLife, Inc.’s capital stock in connection with (a) any employment contract, employee or benefit plan or other similar arrangement, (b) a dividend reinvestment or stockholder purchase plan, or (c) the issuance of MetLife, Inc.’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Optional Deferral;

•

any exchange, redemption or conversion of any class or series of MetLife, Inc.’s capital stock, or the capital stock of one of its subsidiaries, for any other class or series of MetLife, Inc.’s capital stock, or of any class or series of its indebtedness for any class or series of MetLife, Inc.’s capital stock;

•

any purchase of, or payment of cash in lieu of, fractional interests in shares of MetLife, Inc.’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks junior to such stock; or

•

make any payment of principal, premium, if any, or interest on, or repay, purchase or redeem, any debt securities issued by MetLife, Inc. or make any guarantee payments under any guarantees given by MetLife, Inc., in each case that rank equally with the Debentures upon MetLife, Inc.’s liquidation (“Parity Securities”) or that rank junior to the Debentures upon MetLife, Inc.’s liquidation, other than any payment (including guarantee payments), permitted by the immediately following sentence.

The restrictions listed above do not apply to:

•

any payment of current interest in respect of Parity Securities that is made ratably and in proportion to the respective amounts of (1) accrued and unpaid interest on Parity Securities then outstanding, on the one hand, and (2) accrued and unpaid interest on the Debentures, on the other hand;

•

any payment of principal on, or purchase or redemption price in respect of, Parity Securities (including guarantee payments with respect to principal) then outstanding made ratably and in proportion to the respective amounts of (1) the principal amount of Parity Securities then outstanding, on the one hand, and (2) the principal amount of Debentures then outstanding, on the other hand;

•	any payment of deferred interest on Parity Securities that, if not made, would cause MetLife, Inc. to breach the terms of the instrument governing such Parity Securities;

•	any payment of principal in respect of Parity Securities that, if not made, would cause MetLife, Inc. to breach the terms of the instrument governing such Parity Securities; or

•	any purchase or acquisition of MetLife, Inc.’s capital stock by any of MetLife, Inc.’s separate accounts.

There are no Parity Securities outstanding as of the date of this prospectus supplement.

For the avoidance of doubt, no terms of the Debentures will restrict in any manner the ability of any of MetLife, Inc.’s subsidiaries to pay dividends or make any distributions to MetLife, Inc. or to any of its other subsidiaries.

Redemption

MetLife, Inc. may elect to redeem the Debentures at its option for cash:

•

in whole, at any time, or in part, from time to time (i) on any Interest Payment Date on or after the Initial Interest Reset Date, at a redemption price equal to 100% of their principal amount; and (ii) prior to the Initial Interest Reset Date, at a redemption price equal to the greater of (1) 100% of their principal amount, and (2)(a) the sum of the present values of the remaining scheduled payments of principal of and interest on the Debentures being redeemed discounted to the redemption date (assuming the Debentures matured on the Initial Interest Reset Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus   basis points less (b) interest accrued to the redemption date; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by MetLife, Inc. or any of its affiliates, must remain outstanding after giving effect to such redemption and all accrued and unpaid interest, including deferred interest, must be paid in full on all outstanding Debentures for all Interest Periods ending on or before the date of redemption; or

•

in whole, but not in part, at any time within 90 days after the occurrence of a “Tax Event,” a “Rating Agency Event” or a “Regulatory Capital Event,” at a redemption price equal to (i) in the case of a “Tax Event” or a “Regulatory Capital Event,” 100% of their principal amount or (ii) in the case of a “Rating Agency Event,” at a redemption price equal to 102% of their principal amount plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

If MetLife, Inc. does not redeem the Debentures in whole, at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by MetLife, Inc. or any of its affiliates, must remain outstanding after giving effect to such redemption. MetLife, Inc. may not redeem the Debentures unless all accrued and unpaid interest, including deferred interest (and compounded interest), has been paid in full on all outstanding Debentures for all Interest Periods ending on or before the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by MetLife, Inc. in accordance with the following two paragraphs.

The Treasury Rate shall be determined by MetLife, Inc. after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, MetLife, Inc., or an agent designated by MetLife, Inc., shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to March 15, 2035 (the “Par Call

Date”) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, MetLife, Inc., or an agent designated by MetLife, Inc., shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a Maturity Date preceding the Par Call Date and one with a Maturity Date following the Par Call Date, MetLife, Inc., or an agent designated by MetLife, Inc., shall select the United States Treasury security with a Maturity Date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, MetLife, Inc., or an agent designated by MetLife, Inc., shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

MetLife, Inc.’s actions and determinations in determining the redemption price, including those of any agent designated by MetLife, Inc., shall be conclusive and binding for all purposes, absent manifest error. The Subordinated Trustee shall have no responsibility to calculate the redemption price or determine the Treasury Rate.

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that then publishes a rating for MetLife, Inc. (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Debentures, which amendment, clarification or change results in:

•

the shortening of the length of time the Debentures are assigned a particular level of equity credit by that rating agency compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Debentures; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Debentures.

“Regulatory Capital Event” means MetLife, Inc.’s good faith determination that, as a result of:

•

any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of MetLife, Inc.’s regulatory capital that is enacted or becomes effective after the initial issuance of the Debentures;

•	any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Debentures; or

•

any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of the Debentures;

there is more than an insubstantial risk that the full principal amount of the Debentures outstanding from time to time would not qualify as “Tier 2 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules of any capital regulator to which MetLife, Inc.is or will be subject; provided that the proposal or adoption of any criterion:

•

that is substantially the same as the corresponding criterion in the capital adequacy rules of the Board of Governors of the Federal Reserve System applicable to bank holding companies as of the initial issuance of the Debentures; or

•

that would result in the full principal amount of the Debentures outstanding from time to time not qualifying as “Tier 2 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules of the capital regulator solely because MetLife, Inc. may redeem the Debentures at its option upon the occurrence of a Rating Agency Event will not constitute a Regulatory Capital Event.

“Tax Event” means the receipt by us of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the initial issuance of the Debentures;

•

official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority that reflects an amendment to, or change in, the interpretation or application of those laws or regulations that is announced on or after the initial issuance of the Debentures; or

•

threatened challenge asserted in connection with an audit of MetLife, Inc., or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which challenge is asserted against MetLife, Inc. or becomes publicly known on or after the initial issuance of the Debentures, there is more than an insubstantial increase in the risk that interest payable by MetLife, Inc. on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by MetLife, Inc., in whole or in part, for U.S. federal income tax purposes.

Notice of any redemption will be mailed (or, so long as the Debentures are held in the form of one or more global Debentures deposited with DTC, otherwise transmitted in accordance with the procedures of DTC) at least 10 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless MetLife, Inc. defaults in payment of the redemption price and accrued interest, on and after the redemption date, interest will cease to accrue on the Debentures or portions thereof called for redemption.

In the case of a partial redemption, selection of the Debentures for redemption will be made by lot. No Debentures of a principal amount of $1,000 or less will be redeemed in part. If any Debenture is to be redeemed in part only, the notice of redemption that relates to the Debenture will state the portion of the principal amount of the Debenture to be redeemed. A new Debenture in a principal amount equal to the unredeemed portion of the Debenture will be issued in the name of the holder of the Debenture upon surrender for cancellation of the original Debenture. For so long as the Debentures are held by DTC (or another depositary), the redemption of the Debentures and selection of the Debentures to be redeemed shall be done in accordance with the policies and procedures of the depositary, which will be made on a pro rata pass-through distribution of principal basis.

In the event of any redemption, neither MetLife, Inc. nor the Subordinated Trustee will be required to: issue, register the transfer of, or exchange, Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures and ending at the close of business on the day of mailing or transmission of notice of redemption; or transfer or exchange any Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion thereof not to be redeemed.

In the event the Debentures are treated as “Tier 2 capital” (or a substantially similar concept) under the capital rules of any capital regulator applicable to MetLife, Inc., any redemption of Debentures will be subject to MetLife, Inc.’s receipt of any required prior approval from such capital regulator and to the satisfaction of any conditions set forth in those capital rules or any other regulations of any other capital regulator that are or will be applicable to MetLife, Inc.’s redemption of the Debentures.

The Debentures are not subject to any sinking fund or similar provisions.

Discharge, Defeasance and Covenant Defeasance

The discharge, defeasance and covenant defeasance provisions of the Subordinated Indenture will apply to the Debentures. You should refer to the description of these provisions under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

Subordination

The payment of the principal of and interest on the Debentures is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of MetLife, Inc.’s Senior Indebtedness. In addition, the Debentures may be fully subordinated to any interests held by the U.S. government in the event MetLife, Inc. enters into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Subject to the qualifications described below, the term “Senior Indebtedness” is defined in the Subordinated Indenture to include principal of, premium (if any) and interest on and any other payment due pursuant to any of the following:

•

all of MetLife, Inc.’s indebtedness, whether outstanding on the issue date of the Debentures or thereafter created, incurred or assumed, which is for money borrowed (excluding the Debentures and the Junior Subordinated Obligations) or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	all of MetLife, Inc.’s obligations under leases required or permitted to be capitalized under GAAP;

•	any indebtedness of others of the kinds described in the first bullet point above for the payment of which MetLife, Inc. is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.

The Debentures will rank senior to all of MetLife, Inc.’s equity securities, including its preferred stock, and the Junior Subordinated Obligations.

The Senior Indebtedness will continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (i.e., trade accounts payable), which will rank junior to the Debentures and equally in right of payment and upon liquidation with the Junior Subordinated Obligations, (2) indebtedness which by its terms ranks equally with or subordinated to the Debentures or the Junior Subordinated Obligations, as the case may be, in right of payment or upon liquidation, (3) indebtedness owed by MetLife, Inc. to its subsidiaries, which also will rank junior to the Debentures and equally in right of payment and upon liquidation with the Junior Subordinated Obligations, and (4) any liability for federal, state, local or other taxes owed or owing by MetLife, Inc. or by its subsidiaries. In addition, the rights of the holders of the Debentures will be structurally subordinated to all existing and future obligations of MetLife, Inc.’s subsidiaries. The Debentures will rank senior in right of payment upon liquidation with MetLife, Inc.’s trade accounts payable and with debt that by its terms does not rank senior to or on parity with the Debentures upon MetLife, Inc.’s liquidation, including the Junior Subordinated Obligations.

As of December 31, 2024, MetLife, Inc.’s short- and long-term debt owed to third parties ranking senior to the Debentures upon liquidation, on an unconsolidated basis, totaled approximately $14.4 billion. In addition, as of December 31, 2024, MetLife, Inc.’s short- and long-term debt owed to subsidiaries ranking senior to the Debentures upon liquidation totaled approximately $1.4 billion. Payments on the Debentures will also be effectively subordinated to all existing and future liabilities of MetLife, Inc.’s subsidiaries to the extent of the assets of such subsidiaries. As of December 31, 2024, MetLife, Inc.’s subsidiaries had $2.3 billion of debt outstanding (excluding intercompany liabilities), all of which would be structurally senior in priority to the Debentures.

No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the Debentures including in respect of any repayment, redemption, retirement, purchase or other acquisition of the Debentures, if:

•

MetLife, Inc. defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity and written notice of such event of default, requesting that payments on the Debentures cease, is given to MetLife, Inc. by any holder of Senior Indebtedness, unless and until such event of default has been cured or waived or ceases to exist.

All present and future Senior Indebtedness, which will include interest accruing after the commencement of any proceeding, assignment or marshaling of assets described below, will first be paid in full before any payment, whether in cash, securities or other property, will be made by MetLife, Inc. on account of the Debentures in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to MetLife, Inc., its creditors or its property;

•	any proceeding for MetLife, Inc.’s liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any general assignment by MetLife, Inc. for the benefit of creditors; or

•	any other marshaling of MetLife, Inc.’s assets.

In any such event, payments that would otherwise be made on the Debentures will generally be paid to the holders of Senior Indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the Senior Indebtedness is paid in full. If the payments on the Debentures are in the form of MetLife, Inc.’s securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding Senior Indebtedness and to any securities issued with respect to such Senior Indebtedness under a plan of reorganization or readjustment, they will be made first to the holders of Senior Indebtedness and then, if any amounts remain, to the holders of the Debentures. No present or future holder of any Senior Indebtedness will be prejudiced in the right to enforce the subordination of the Debentures by any act or failure to act on MetLife, Inc.’s part.

In the event that, notwithstanding any of the foregoing prohibitions, the Subordinated Trustee or the holders of the Debentures receive or hold any payment on account of or in respect of the Debentures at a time when a responsible officer of the Subordinated Trustee or such holder has actual knowledge that such payment should not have been made to it, the Subordinated Trustee or such holder, as the case may be, will hold such payment in trust for the benefit of, and, upon written request, will pay it over to, the holders of the Senior Indebtedness or their agents or representatives, for application to the payment of all principal, premium, if any, and interest or any other amounts then payable with respect to any Senior Indebtedness.

Senior Indebtedness will only be deemed to have been paid in full if the holders of such Senior Indebtedness have received cash, securities or other property which is equal to the amount of the outstanding Senior Indebtedness.

After payment in full of all present and future Senior Indebtedness, holders of the Debentures will be subrogated to the rights of any holders of Senior Indebtedness to receive any further payments that are applicable to the Senior Indebtedness until all the Debentures are paid in full. In matters between holders of Debentures and any other type of MetLife, Inc.’s creditors, any payments that would otherwise be paid to holders of Senior Indebtedness and that are made to holders of the Debentures because of this subrogation will be deemed a payment by MetLife, Inc. on account of Senior Indebtedness and not on account of the Debentures.

The Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that MetLife, Inc. may incur. MetLife, Inc. expects to incur from time to time additional Senior Indebtedness.

In addition to the contractual subordination provisions described above, the rights of the holders of the Debentures will be structurally subordinated to all existing and future obligations of MetLife, Inc.’s subsidiaries, as MetLife, Inc. is a holding company. As a result, MetLife, Inc. relies primarily on dividends or other payments from its direct and indirect operating subsidiaries, which generally are regulated insurance companies, to pay principal and interest on its outstanding debt obligations, and to make dividend distributions on MetLife, Inc.’s capital stock. Regulatory rules will, and certain covenants contained in various debt agreements may, restrict MetLife, Inc.’s ability to withdraw capital from its subsidiaries by dividends, loans or other payments.

Due to the subordination provisions described above, in the event of MetLife, Inc.’s insolvency, funds which MetLife, Inc. would otherwise use to pay the holders of the Debentures would be used to pay the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. As a result of these payments, MetLife, Inc.’s general creditors may recover less, ratably, than the holders of its Senior Indebtedness and these general creditors may recover more, ratably, than the holders of the Debentures.

Denominations

The Debentures will be issued only in registered form, without coupons, in denominations of $2,000 each and integral multiples of $1,000 in excess thereof. MetLife, Inc. expects that the Debentures will be held in book-entry form only, as described under “—Book-Entry System,” and will be held in the name of DTC or its nominee.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

The provisions of the Subordinated Indenture relating to our possible consolidation, merger, conveyance, sale of assets and other transfers will apply to the Debentures. You should refer to the description of these provisions under “Description of Debt Securities — Restrictive Covenants” and “Description of Debt Securities — Consolidation, Merger, Sale of Assets and Other Transactions” in the accompanying prospectus.

Events of Default; Waiver and Notice

An “Event of Default” with respect to the Debentures shall occur only upon certain events of bankruptcy, insolvency or receivership involving MetLife, Inc.

The Subordinated Indenture refers to breaches that are not “Events of Default” as “defaults.” They include, among other things:

•

the failure to pay interest, including compounded interest, in full on any Debentures for a period of 30 days after the conclusion of a five-year period following the commencement of any Optional Deferral Period if such Optional Deferral Period has not ended prior to the conclusion of such five-year period;

•	the failure to pay principal of or premium, if any, on the Debentures when due; or

•	the failure to comply with MetLife, Inc.’s covenants under the Subordinated Indenture.

A “default” also includes, for example, a failure to pay interest when due if MetLife, Inc. does not give a timely written notice of its election to commence or continue an Optional Deferral Period. If MetLife, Inc. does not give a timely written notice of its election to commence or continue an Optional Deferral Period and fail to pay interest when due, any holder of Debentures may seek to enforce MetLife, Inc.’s obligation to make the missed interest payment, including through legal process. However, there is no right of acceleration except upon the occurrence of an Event of Default as described above.

If MetLife, Inc. does give a timely written notice of its election to commence or continue an Optional Deferral Period on any Interest Payment Date (and, if such notice continues an Optional Deferral Period, the Optional Deferral Period has not continued for five years), then no “default” arises from MetLife, Inc.’s non-payment of interest on such Interest Payment Date.

The Subordinated Indenture provides that the Subordinated Trustee must give holders notice of all defaults or Events of Default within 90 days after a responsible officer of the Subordinated Trustee receives written notice of such default or Event of Default. However, except in the case of a default in payment on the Debentures, the Subordinated Trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an Event of Default under the Subordinated Indenture occurs, the entire principal amount of the Debentures will automatically become due and payable without any declaration or other action on the part of the Subordinated Trustee or any holder of the Debentures. There is no right of acceleration in the case of any payment default or other breaches of covenants under the Subordinated Indenture or the Debentures. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the Debentures, including any compound interest (and, in the case of payment of deferred interest, such failure to pay shall have continued for 30 calendar days after the conclusion of the Optional Deferral Period), the holder of a Debenture may, or if directed by the holders of a majority in principal amount of the Debentures, the Subordinated Trustee shall, subject to the conditions set forth in the Subordinated Indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if MetLife, Inc. fails to make payment thereof upon demand.

The holders of a majority in aggregate principal amount of the outstanding Debentures may waive any past default, except:

•	a default in payment of principal or interest; or

•	a default under any provision of the Subordinated Indenture that itself cannot be modified or amended without the consent of the holders of all outstanding Debentures.

The holders of a majority in principal amount of the Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee, subject to the provisions of the Subordinated Indenture.

MetLife, Inc. is required to file an officers’ certificate with the Subordinated Trustee each year that states, to the knowledge of the certifying officers, whether MetLife, Inc. has complied with all conditions and covenants under the terms of the Subordinated Indenture.

The Subordinated Trustee shall have no right or obligation under the Subordinated Indenture or otherwise to exercise any remedies on behalf of any holders of the Debentures pursuant to the Subordinated Indenture in connection with any “default,” unless such remedies are available under the Subordinated Indenture and the Subordinated Trustee is directed to exercise such remedies by the holders of a majority in principal amount of the Debentures pursuant to and subject to the conditions of the Subordinated Indenture. In connection with any such exercise of remedies the Subordinated Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such “default” were an “Event of Default.”

Actions Not Restricted by the Subordinated Indenture

The Subordinated Indenture does not contain restrictions on MetLife, Inc.’s ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on its property for any purpose; or

•

pay dividends or make distributions on its capital stock or purchase or redeem its capital stock, except as set forth under “—Dividend and Other Payment Stoppages During Optional Deferral Periods and Under Certain Other Circumstances” above, or make debt payments on, or purchase, redeem or retire, any Senior Indebtedness.

The Subordinated Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Subordinated Indenture does not contain any provisions that would require MetLife, Inc. to repurchase or redeem or modify the terms of any of the Debentures upon a change of control or other event involving MetLife, Inc. that may adversely affect the creditworthiness of the Debentures.

Modification of the Subordinated Indenture

The modification provisions of the Subordinated Indenture will apply to Debentures. You should refer to the description of these provisions under “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus.

In addition, MetLife, Inc. will be permitted to modify, without consent of holders of the Debentures; provided that (i) MetLife, Inc. has determined, in good faith, that such modification is not materially adverse to such holders and (ii) the Rating Agencies then rating the Debentures confirm the then current ratings of the Debentures.

Book-Entry System

DTC, to which MetLife, Inc.’s refer along with its successors in this capacity as the depositary, will act as securities depositary for the Debentures. The Debentures will be issued only as fully registered securities registered in the name of Cede & Co. (“Cede”), the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the Debentures, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer of the global securities. So long as Cede, as the nominee of DTC, is the registered owner of any global security, Cede for all purposes will be considered the sole holder of that global security. Except as provided below, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive physical delivery of certificates in definitive form and will not be considered the holders thereof.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Debentures so long as the Debentures are represented by global security certificates.

Investors may elect to hold interests in the Debentures in global form through DTC in the United States or through Clearstream or Euroclear in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Initial settlement for the Debentures will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.

Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving beneficial interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear participant or Clearstream participant purchasing a beneficial interest in a global security from a participant will be credited during the securities settlement processing day immediately following the DTC settlement date and such credit of any transactions in beneficial interests in such global security settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on that Business Day. Cash received in Euroclear or Clearstream as a result of sales of beneficial interests in a global security by or through a Euroclear participant or Clearstream participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day following settlement in DTC.

Neither MetLife, Inc. nor the Subordinated Trustee (or any registrar or paying agent) will have any responsibility for the performance by DTC, Euroclear or Clearstream or any of the participants or indirect participants of DTC, Euroclear or Clearstream of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of Debentures only at the direction of one or more participants whose DTC accounts are credited with interests in a global security.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that DTC’s participants (“direct participants”) deposit with it. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants” and, together with direct participants, “participants”). The DTC Rules applicable to its participants are on file with the SEC.

Purchases of Debentures under the DTC system must be made by or through direct participants, which will receive a credit for the Debentures on DTC’s records. The ownership interest of each actual purchaser of each Debenture (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Debentures are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Debentures, except in the limited circumstances described below in which a global security will become exchangeable for Debenture certificates registered in the manner described below.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of the Debentures with DTC and their registration in the name of Cede or such other DTC nominee do not effect any change in their beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Debentures; DTC’s records reflect only the identity of the direct participants to whose accounts such Debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption proceeds, principal and interest payments on the Debentures will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds, and corresponding detail information from the issuer or paying agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of participants.

Neither MetLife, Inc. nor the Subordinated Trustee (or any registrar or paying agent) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that MetLife, Inc. believes to be reliable, but MetLife, Inc. takes no responsibility for the accuracy thereof.

DTC may discontinue providing its services as securities depositary with respect to the Debentures at any time by giving reasonable notice to MetLife, Inc.

The global security will terminate and interests in it will be exchanged for physical certificates representing the Debentures only in the following situations:

•

DTC or any successor depositary notifies us that it is unwilling or unable to continue as depositary for global securities or ceases to be a “clearing agency” registered under the Exchange Act and MetLife, Inc. notify the Subordinated Trustee that we are unable to locate a qualified successor;

•	an Event of Default, as described under “Description of the Debentures—Events of Default; Waiver and Notice” in this prospectus supplement, under the Debentures has occurred and is continuing; or

•	MetLife, Inc., in its sole discretion and subject to the procedures of the depositary, determine that any or all of the Debentures will no longer be represented by global securities.

In those situations, the Debentures represented by a global security that is exchangeable pursuant to this paragraph will be exchangeable for Debenture certificates registered in the names directed by the depositary, with the same terms and in authorized denominations. MetLife, Inc. expects that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

Governing Law

The Subordinated Indenture and the Debentures will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

The Subordinated Trustee

The Subordinated Trustee will have all of the duties and responsibilities specified under the Trust Indenture Act of 1939, as amended. Other than its duties in a case of default, the Subordinated Trustee is under no obligation to exercise any of the powers under the Subordinated Indenture at the request, order or direction of any holders of Debentures unless offered reasonable indemnification.

Miscellaneous

MetLife, Inc. or any of its affiliates may from time to time purchase any of the Debentures that are then outstanding by tender, in the open market or by private agreement.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures. This discussion is the opinion of Willkie Farr & Gallagher LLP, our counsel. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to Debentures that are held as “capital assets,” within the meaning of the Code, by a holder (as defined below) who purchases Debentures in the initial offering at their “issue price” (i.e., the first price at which a substantial amount of the Debentures is sold to the public, excluding sales to bond houses and brokers).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, persons holding the Debentures as part of a “straddle,” “hedge,” “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, nonresident alien individuals present in the United States for more than 182 days in a taxable year, holders who mark securities to market for U.S. federal income tax purposes, or taxpayers that purchase or sell Debentures as part of a wash sale for tax purposes). This discussion addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to a holder in light of their individual circumstances, including foreign, state or local tax consequences, tax consequences arising under the Medicare contribution tax on net investment income, any U.S. federal estate, gift or alternative minimum tax consequences, or the potential application of the income accrual rules set forth in Section 451(b) of the Code.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the Debentures, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in such a partnership holding the Debentures should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Debentures.

For purposes of this discussion, a “United States holder” is a beneficial owner of a Debenture that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of a Debenture (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a “United States holder,” and “holders” refers to United States holders and non-United States holders.

Persons considering the purchase of the Debentures should consult their tax advisers with respect to the U.S. federal tax considerations relating to the purchase, ownership and disposition of the Debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Debentures. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the Debentures, the Debentures will be treated as indebtedness for U.S. federal income tax purposes.

However, there can be no assurance that the Internal Revenue Service (“IRS”) or a court will agree with our determination. No ruling is being sought from the IRS on any of the issues discussed herein.

MetLife, Inc. agrees, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

United States Holders

Interest Income, Original Issue Discount and Certain Contingent Payments

It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the Debentures will be treated as variable rate debt instruments, and will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

Treasury regulations provide that the possibility that interest on the Debentures might be deferred could result in the Debentures being treated as issued with OID, unless the likelihood of such deferral is remote. Similarly, Treasury regulations provide that the possibility that the Debentures might be redeemed at a premium following a “Rating Agency Event” could subject the Debentures to special rules that apply to contingent payment debt instruments, unless the likelihood of such redemption is remote or incidental. MetLife, Inc. believes that the likelihood of interest deferral or redemption at a premium following a “Rating Agency Event” is remote and therefore that the possibility of such deferral or redemption will not result in the Debentures being treated as issued with OID or being subject to the rules that apply to contingent payment debt instruments.

Accordingly, interest paid on the Debentures should be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with such United States holder’s method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position.

If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the Debentures would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. The Debentures would also be treated as issued with OID at the time of issuance if the Debentures were not variable rate debt instruments for U.S. federal income tax purposes, or were otherwise treated as issued with OID under the rules that apply to variable rate debt instruments. In such case, a United States holder would be required to include some or all of the interest in income as it accrued, regardless of the holder’s regular method of accounting, using the constant-yield-to-maturity method of accrual, which may occur before such United States holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the Debentures as taxable income other than payments (if any) of “qualified stated interest” for U.S. federal income tax purposes. Similarly, if the possibility of redemption at a premium following a “Rating Agency Event” were determined not to be remote or incidental, a United States holder would generally be required to accrue interest income at a rate higher than the stated interest rate on the Debentures and to treat as interest income (rather than capital gain) any gain recognized on a sale, exchange, redemption or other disposition of the Debentures before the resolution of the contingencies.

Sale, Exchange, Redemption or Other Taxable Disposition of Debentures

Upon the sale, exchange, redemption or other taxable disposition of a Debenture, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other taxable disposition and such United States holder’s adjusted tax basis in the Debenture.

Assuming that interest payments on the Debentures are not deferred and that the Debentures are not treated as issued with OID, a United States holder’s adjusted tax basis in a Debenture generally will be its initial purchase price. If the Debentures are treated as issued with OID, a United States holder’s adjusted tax basis in a Debenture generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by payments received on the Debenture since and including the date that the Debenture was treated as issued with OID (other than payments of qualified stated interest, if any). Gain or loss recognized by a United States holder generally will be long-term capital gain or loss if the United States holder has held the Debenture for more than one year at the time of disposition. A United States holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Non-United States Holders

Subject to the discussions below concerning FATCA withholding and backup withholding, the following is a discussion of U.S. federal income tax and withholding tax considerations generally applicable to non-United States holders:

(i)

Payments of principal and interest (including OID, if applicable) with respect to a Debenture held by or for a non-United States holder will not be subject to U.S. federal income or withholding tax, provided that, in the case of amounts treated as interest, (a) such non-United States holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of MetLife, Inc. stock entitled to vote, (b) such non-United States holder is not a controlled foreign corporation, within the meaning of Section 957(a) of the Code, that is related, actually or constructively, to MetLife, Inc. through stock ownership and (c) such non-United States holder complies with applicable certification requirements related to its non-U.S. status including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or other applicable Form W-8. A non-United States holder will also generally not be subject to U.S. federal withholding tax on payments of principal and interest (including OID, if applicable) effectively connected to such holder’s U.S. trade or business if such non-United States holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent.

(ii)

A non-United States holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a Debenture unless such gain is effectively connected with the conduct of a trade or business in the United States by such non-United States holder, in which event such gain generally will be subject to U.S. federal income tax in the manner described in (iii) below.

(iii)	If a non-United States holder is engaged in the conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, has a U.S. permanent establishment), and if amounts treated as interest on a Debenture (including OID, if applicable) or gain recognized on the sale, exchange, redemption or other disposition of a Debenture are effectively connected with such U.S. trade or business (or, if an applicable income tax treaty applies, are attributable to a U.S. permanent establishment), such non-United States holder generally will not be subject to the 30% U.S. federal withholding tax on such interest or gain described above; provided that, in the case of the above-described withholding tax on amounts treated as interest, such non-United States holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such non-United States holder generally will be subject to U.S. federal income tax on such interest or gain in substantially the same manner as a United States holder

(except as provided by an applicable income tax treaty). In addition, a non-United States holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable income tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to a non-United States holder or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on a holder’s behalf if such non-United States holder or such persons fail to comply with certain information reporting requirements. Payments of interest that a non-United States holder receives in respect of the Debentures could be affected by this withholding if such non-United States holder is subject to the FATCA information reporting requirements and fails to comply with them or if a holder holds Debentures through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to such holder would not otherwise have been subject to FATCA withholding). Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Depending on its circumstances, a holder may be entitled to a refund or credit in respect of some or all of this withholding. However, even if a holder is entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from the sale or other disposition of debt obligations that can produce U.S.-source interest (such as the Debentures) as subject to FATCA withholding. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Debentures.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest and principal payments (including payments of OID, if applicable) made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9.

In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a Debenture if the certification referred to in clause (i)(c) of the paragraph under the heading “—Non-United States Holders” has been received. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest (including OID, if applicable) paid with respect to the Debentures held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder, unless such non-United States holder is an “exempt recipient” or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA,” and each such plan and any entity or account holding the “plan assets” of such plan, a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the Debentures. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts (“IRAs”), Keogh plans, any other plans that are subject to Section 4975 of the Code and any entities or accounts holding the “plan assets” of the foregoing (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“similar laws”).

MetLife, Inc. and certain of its affiliates may each be considered a party in interest and a disqualified person with respect to many plans. The acquisition, holding or disposition of the Debentures by a plan with respect to which MetLife, Inc., the underwriters or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Debentures are acquired, held or disposed of pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the acquisition, holding or disposition of the Debentures. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts) and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the acquisition and disposition of the Debentures, provided that neither MetLife, Inc. nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Debentures should not be acquired or held by any person investing “plan assets” of any plan or non-ERISA arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable similar laws. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential acquiror or holder that is a plan or non-ERISA arrangement, or at such acquirors or holders generally, and such acquirors and holders should consult and rely on their counsel and advisors as to whether an investment in the Debentures is suitable and consistent with ERISA, the Code and any similar laws, as applicable.

Any acquiror or holder of the Debentures or any interest therein will be deemed to have represented by its acquisition and holding of the Debentures or any interest therein that it either (1) is not a plan or a non-ERISA arrangement and is not acquiring or holding the Debentures on behalf of or with the assets of any plan or non-ERISA arrangement or (2) the acquisition, holding and disposition of the Debentures will not constitute a non-exempt prohibited transaction or a similar violation under any applicable similar laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the Debentures on behalf of or with the assets of any plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or the service provider exemption or the potential consequences of any acquisition, holding or disposition under similar laws, as applicable.

Acquirors of the Debentures have exclusive responsibility for ensuring that their acquisition, holding and disposition of the Debentures do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of similar laws. The transfer of any Debentures to a plan or non-ERISA arrangement is in no respect a representation by MetLife, Inc. or any of its affiliates or representatives that an investment in the Debentures meets all relevant legal requirements with respect to investments by any such plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement or that such investment is appropriate for such plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement. None of the MetLife, Inc., the underwriters or any of their respective affiliates has provided (or will provide) any investment advice or make any recommendation, including, without limitation, in a fiduciary capacity, with respect to the investment in the Debentures by any plan or non-ERISA arrangement.

UNDERWRITING

Subject to the terms and conditions of the Underwriting Agreement, dated   , 2025 (the “Underwriting Agreement”), and the Pricing Agreement, dated   , 2025, MetLife, Inc. has agreed to sell to each of the underwriters named below, severally, and each of the underwriters has severally agreed to purchase, the principal amount of the Debentures set forth opposite its name below. BNP Paribas Securities Corp., BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and TD Securities (USA) LLC will act as joint bookrunners for the offering and are the representatives of the underwriters.

Underwriters	Principal Amount of Debentures
BNP Paribas Securities Corp.	$
BofA Securities, Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
TD Securities (USA) LLC

Total	$

The Underwriting Agreement provides that the obligations of the several underwriters to purchase the Debentures offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are committed to take and pay for all of the Debentures being offered, if any Debentures are taken. In the event of default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

The underwriters initially propose to offer the Debentures to the public at the price to the public set forth on the cover page of this prospectus supplement. The offering of the Debentures by the underwriters is subject to receipt and acceptance, and the underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Any Debentures sold by the underwriters to securities dealers may be sold at a discount of up to   % of the principal amount of the Debentures from the price to the public. Any such securities dealers may resell any Debentures purchased from the underwriters to certain other brokers or dealers at a discount of up to   % of the principal amount of the Debentures from the initial public offering price. After the initial offering of the Debentures to the public, the offering price and the other selling terms may be varied from time to time.

The Debentures are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the Debentures, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the Debentures.

In addition to the underwriting discount, MetLife, Inc. estimates that its expenses for the offering of the Debentures will be approximately $2.0 million.

MetLife, Inc. has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

In connection with the offering, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the Debentures. Specifically, the representatives may overallot in connection with the offering, creating a syndicate short position. In addition, the representatives may bid for, and purchase, Debentures in the open market to cover syndicate short positions or to stabilize the price of the Debentures.

Finally, the representatives may reclaim selling concessions allowed for distributing the Debentures in the offering, if the representatives repurchase previously distributed Debentures in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Debentures above independent market levels. The representatives are not required to engage in any of these activities, may end any of them at any time, and must bring them to an end after a limited period.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial, investment or retail banking transactions with MetLife, Inc. and its affiliates for which they have in the past received, and may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their affiliates are lenders under MetLife’s credit agreements.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of MetLife, Inc. or its affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Debentures offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Alternative Settlement Cycle

It is expected that delivery of the Debentures will be made to investors on or about   , 2025, which is the   business day following the date of this prospectus supplement (such settlement being referred to as “T+   ” ). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Debentures more than one business day prior to the settlement date will be required, by virtue of the fact that the Debentures initially will settle T+ , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

Offering Restrictions

European Economic Area

In relation to each member state of the European Economic Area (“EEA”), no Debentures, which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of the Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Debentures.

United Kingdom

No Debentures, which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Debentures.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Debentures which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to MetLife, Inc.; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Debentures in, from or otherwise involving the UK.

(c)

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at (i) persons outside the UK, or (ii) in the UK, persons (A) who are “qualified investors” (as defined in the UK Prospectus Regulation), (B) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (C) who are high net worth entities falling within Article 49(2)(a) to (D) of the Order, or

(d)

other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate are only available to, and will be engaged in with, relevant persons only.

Canada

The Debentures may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Debentures have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) and each underwriter has agreed that it will not offer or sell any Debentures, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Debentures or caused the Debentures to be made the subject of an invitation for subscription or purchase and will not offer or sell any Debentures or cause the Debentures to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Debentures, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore SFA Product Classification – In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Debentures, MetLife, Inc. has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the Debentures are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

The Debentures may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Debentures have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Debentures may not be re-sold to South Korean residents unless the purchaser of the Debentures complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Debentures. The Debentures may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Debentures to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Debentures constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Debentures may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Debentures have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires registration with or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute, give advice regarding or otherwise intermediate the offering and sale of the Debentures in Taiwan or the provision of information relating to this prospectus supplement.

By accepting this prospectus supplement and the accompanying prospectus or by subscribing to the Debentures, investors are deemed to have acknowledged and agreed to abide by these restrictions.

LEGAL OPINIONS

Certain legal matters will be passed upon for MetLife, Inc. by Timothy J. Ring, Senior Vice President & Secretary of MetLife Group, Inc., an affiliate of MetLife, Inc. Timothy J. Ring is paid a salary by an affiliate of MetLife, Inc., is a participant in various employee benefit plans offered by MetLife, Inc. and its affiliates to employees generally, is paid equity-based compensation in accordance with MetLife’s compensation programs and owns MetLife, Inc. common stock. Certain legal matters, including the validity of the Debentures, will be passed upon by Willkie Farr & Gallagher LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is acting as counsel to the underwriters. Skadden, Arps, Slate, Meagher & Flom LLP has in the past provided, and continues to provide, legal services to MetLife. Willkie Farr & Gallagher LLP and Skadden, Arps, Slate, Meagher & Flom LLP each maintain various group insurance policies with Metropolitan Life Insurance Company.

EXPERTS

The financial statements of MetLife, Inc., as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to MetLife, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of MetLife, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

METLIFE, INC.

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Purchase Contracts

Units

MetLife, Inc. may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. MetLife, Inc. will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

MetLife, Inc. may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

MetLife, Inc.’s common stock is listed on the New York Stock Exchange under the trading symbol “MET.” Unless otherwise stated in this prospectus or an accompanying prospectus supplement, none of these securities will be listed on a securities exchange, other than MetLife, Inc.’s common stock.

MetLife, Inc. or any of its affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Investing in MetLife, Inc.’s securities involves risks. See “Risk Factors” on page 1 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the New York Superintendent of Financial Services or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2022

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “MetLife,” “we,” “our,” “us,” or “the Company” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, together with its subsidiaries and affiliates, while references to “MetLife, Inc.” refer only to the holding company on an unconsolidated basis.

This prospectus is part of a registration statement that MetLife, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, MetLife, Inc. may, from time to time, sell any combination of debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units in one or more offerings in one or more currencies, currency units or composite currencies. This prospectus provides you with a general description of the securities MetLife, Inc. may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely on the information contained or incorporated by reference in this prospectus. MetLife, Inc. has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. MetLife, Inc. is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in MetLife, Inc.’s securities involves risks. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and in any prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine MetLife’s results, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. We do not guarantee any future performance. Our results could differ materially from those we express or imply in forward-looking statements. The risks, uncertainties and other factors, including those relating to the COVID-19 pandemic, identified in MetLife, Inc.’s filings with the SEC, and others, may cause such differences. These factors include: (1) economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, currency exchange rates, derivatives, and terrorism and security; (2) global capital and credit market adversity; (3) credit facility inaccessibility; (4) financial strength or credit ratings downgrades; (5) unavailability, unaffordability, or inadequate reinsurance; (6) statutory life insurance reserve financing costs or limited market capacity; (7) legal, regulatory, and supervisory and enforcement policy changes; (8) changes in tax rates, tax laws or interpretations; (9) litigation and regulatory investigations; (10) London Interbank Offered Rate discontinuation and transition to alternative reference rates; (11) unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability; (12) MetLife, Inc.’s inability to pay dividends and repurchase common stock; (13) MetLife, Inc.’s subsidiaries’ inability to pay it dividends; (14) investment defaults, downgrades, or volatility; (15) investment sales or lending difficulties; (16) collateral or derivative-related payments; (17) investment valuations, allowances, or impairments changes; (18) claims or other results that differ from our estimates, assumptions, or models; (19) global political, legal, or operational risks; (20) business competition; (21) technological changes; (22) catastrophes; (23) climate changes or responses to it; (24) deficiencies in our closed block; (25) goodwill or other asset impairment, or deferred income tax asset allowance; (26) acceleration of amortization of deferred policy acquisition costs, deferred sales inducements, value of business acquired, value of distribution agreements acquired or value of customer relationships acquired; (27) product guarantee volatility, costs, and counterparty risks; (28) risk management failures; (29) insufficient protection from operational risks; (30) failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures; (31) accounting standards changes; (32) excessive risk-taking; (33) marketing and distribution difficulties; (34) pension and other postretirement benefit assumption changes; (35) inability to protect our intellectual property or avoid infringement claims; (36) acquisition, integration, growth, disposition, or reorganization difficulties; (37) Brighthouse Financial, Inc. separation risks; (38) MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and (39) legal- and corporate governance-related effects on business combinations.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about MetLife, Inc. and its subsidiaries and affiliates may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as MetLife, Inc.’s other public filings, which are available without charge through the SEC website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and traded on the New York Stock Exchange under the symbol “MET.” These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”);

•

Quarterly Reports on Form  10-Q for the quarters ended March 31, 2022 (the “First Quarter Form 10-Q”), June 30, 2022 (the “Second Quarter Form 10-Q”) and September 30, 2022 (the “Third Quarter Form 10-Q”);

•	Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of shares of MetLife, Inc.’s common stock;

•	The portions of MetLife, Inc.’s Definitive Proxy Statement filed on April 29, 2022 for MetLife, Inc.’s Annual Meeting of Stockholders incorporated by reference into the 2021 Annual Report; and

•

Current Reports on Form 8-K filed February 2, 2022 (only with respect to Item 8.01 information), February 8, 2022 (only with respect to Item 8.01 information), February  15, 2022, March 7, 2022, April 4, 2022 as amended by the Form 8-K/A filed June 16, 2022, May 4, 2022 (only with respect to Item 8.01 information), May 9, 2022 (only with respect to Item 8.01 information), May 16, 2022, June 24, 2022, July 11, 2022, August   8, 2022 (only with respect to Item 8.01 information), August 15, 2022, November 7, 2022 (only with respect to Item 8.01 information) and November 15, 2022.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, until MetLife, Inc. files a post-effective amendment which indicates the termination or completion of the offering of the securities made by this prospectus. Any such reports filed by MetLife, Inc. with the SEC, other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 200 Park Avenue, New York, New York 10166 by electronic mail (metir@metlife.com), or by telephone (212-578-9500). You may also obtain the documents incorporated by reference into this prospectus at MetLife’s website, www.metlife.com. All other information contained on MetLife’s website is not a part of this prospectus, and any references to MetLife’s website are intended to be inactive textual references only.

METLIFE, INC.

MetLife is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management. MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East.

MetLife is also one of the largest institutional investors in the United States with a general account portfolio invested primarily in fixed income securities (corporate, structured products, municipals, and government and agency) and mortgage loans, as well as real estate, real estate joint ventures, other limited partnerships and equity securities.

MetLife’s well-recognized brand, globally diversified and market leading market positions, competitive and innovative product offerings and financial strength and expertise should help drive future growth and enhance shareholder value. The Company will continue to execute on its Next Horizon strategy, creating value focusing on the following three pillars: focus, simplify and differentiate.

MetLife is organized into five segments: U.S.; Asia; Latin America; Europe, the Middle East and Africa; and MetLife Holdings. In addition, the Company reports certain of its results of operations in Corporate & Other. See “Business — Segments and Corporate & Other” and Note 2 of the Notes to the Consolidated Financial Statements in the 2021 Annual Report incorporated by reference herein and Note 2 of the Notes to the Interim Condensed Consolidated Financial Statements in the First, Second and Third Quarter Forms 10-Q incorporated by reference herein for further information on MetLife’s segments and Corporate & Other.

MetLife, Inc. is a holding company for its insurance and financial subsidiaries and does not have any significant operations of its own. Dividends from its subsidiaries and permitted payments to it under its tax sharing arrangements with its subsidiaries are its principal sources of cash to meet its obligations and to pay preferred and common stock dividends. MetLife, Inc.’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders at the end of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year. Statutory accounting practices, as prescribed by insurance regulators of various states in which we conduct business, differ in certain respects from accounting principles used in financial statements prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The significant differences relate to the treatment of deferred policy acquisition costs, certain deferred income tax, required investment liabilities, statutory reserve calculation assumptions, goodwill and surplus notes.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188, its telephone number is 212-578-9500 and its internet address is www.metlife.com. Information contained on MetLife’s website does not constitute part of this prospectus. This website address is an inactive textual reference and is not intended to be an actual link to the website.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units that MetLife, Inc. may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the applicable prospectus supplement together contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that MetLife, Inc. may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

Unless the applicable prospectus supplement states otherwise, senior debt securities will be issued under the Senior Indenture, dated as of November 9, 2001 (the “Senior Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee, and subordinated debt securities will be issued under the Subordinated Indenture, dated as of June 21, 2005 (the “Subordinated Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Senior Indenture and the Subordinated Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct unsecured obligations of MetLife, Inc. The senior debt securities will rank equally with all of MetLife, Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s present and future senior indebtedness.

Because MetLife, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, including Metropolitan Life Insurance Company, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent MetLife, Inc. may be recognized as a creditor of that subsidiary. Accordingly, MetLife, Inc.’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries, and holders of debt securities should look only to MetLife, Inc.’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that MetLife, Inc. may issue and provide that MetLife, Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. MetLife, Inc. may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. None of the Indentures limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which MetLife, Inc. will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which MetLife, Inc. will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

if MetLife, Inc. possesses the option to do so, the periods within which and the prices at which MetLife, Inc. may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

MetLife, Inc.’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which MetLife, Inc. will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which MetLife, Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which MetLife, Inc. will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the Events of Default or MetLife, Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•

the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for MetLife, Inc.’s common stock or other securities or property or into securities of a third party, including conversion price (which may be adjusted), the method of calculating the conversion price, or the conversion period;

•

whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s Senior Indebtedness (as described below).

For purposes of subordinated debt securities, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•

the principal of (and premium, if any) and interest in respect of indebtedness of MetLife, Inc. for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by MetLife, Inc.;

•	all capital lease obligations of MetLife, Inc.;

•

all obligations of MetLife, Inc. issued or assumed as the deferred purchase price of property, all conditional sale obligations of MetLife, Inc. and all obligations of MetLife, Inc. under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of MetLife, Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of MetLife, Inc. in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which MetLife, Inc. is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of MetLife, Inc. (whether or not such obligation is assumed by MetLife, Inc.).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by MetLife, Inc. in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities; and

•

any indebtedness of MetLife, Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with MetLife, Inc. that is a financing vehicle of MetLife, Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by MetLife, Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

The amount of Senior Indebtedness which MetLife, Inc. may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if MetLife, Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, MetLife, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, MetLife, Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of MetLife, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by MetLife, Inc. for the benefit of creditors; or

•	any other marshaling of MetLife, Inc.’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the

Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

None of the Indentures limit the issuance of additional Senior Indebtedness.

Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenants will apply to each series of senior debt securities:

Limitation on Liens. So long as any senior debt securities are outstanding, neither MetLife, Inc. nor any of its subsidiaries will create, assume, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor.

However, this restriction will not apply if the debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any senior debt securities are outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither MetLife, Inc. nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to a wholly-owned subsidiary of MetLife, Inc. or of such subsidiary; or

•

a sale or other disposition of all of such stock for at least fair value (as determined by MetLife, Inc.’s board of directors acting in good faith); or a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at MetLife, Inc.’s request or the request of any of MetLife, Inc.’s subsidiaries.

Limitations on Consolidation, Merger, Sale of Assets and Other Transactions. (i) MetLife, Inc. may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of MetLife, Inc. and (ii) no corporation may merge with or into or consolidate with MetLife, Inc. or, except for any direct or indirect wholly-owned subsidiary of MetLife, Inc., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to MetLife, Inc., unless:

•

MetLife, Inc. is the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than MetLife, Inc., has expressly assumed by supplemental indenture all the obligations of MetLife, Inc. under the debt securities and the Indentures;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	MetLife, Inc. delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following will constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	MetLife, Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

MetLife, Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	MetLife, Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after MetLife, Inc. receives notice of such failure;

•

certain defaults with respect to MetLife, Inc.’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt); and

•	certain events of bankruptcy, insolvency or reorganization of MetLife, Inc.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against MetLife, Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

MetLife, Inc. is required to furnish annually to the trustee statements as to MetLife, Inc.’s compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, MetLife, Inc. may discharge or defease its obligations under each Indenture as set forth below.

MetLife, Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, MetLife, Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, MetLife, Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, MetLife, Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

MetLife, Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, MetLife, Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. MetLife, Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

Each Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such Indenture which is affected by the modification or amendment to waive MetLife, Inc.’s compliance with certain covenants contained in such Indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as MetLife, Inc. may designate for such purpose from time to time. Notwithstanding the foregoing, at MetLife, Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by MetLife, Inc. and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by MetLife, Inc. for the debt securities of a particular series will be named in the applicable prospectus supplement. MetLife, Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that MetLife, Inc. will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by MetLife, Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to MetLife, Inc. upon request, and the holder of such debt security thereafter may look only to MetLife, Inc. for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name in limited circumstances, as described in an applicable prospectus supplement.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by MetLife, Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under (i) the Senior Indenture is The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)) and (ii) the Subordinated Indenture is The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association). MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

MetLife, Inc.’s authorized capital stock consists of:

•	200,000,000 shares of preferred stock, par value $0.01 per share, of which 25,572,200 shares were issued and outstanding as of November 3, 2022:

•	27,600,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), of which 24,000,000 shares were issued and outstanding as of November 3, 2022;

•	500,000 shares of 5.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”) of which 500,000 shares were issued and outstanding as of November 3, 2022;

•

Depositary Shares (the “Series E Depositary Shares”), each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”) of which 32,200,000 Series E Depositary Shares representing 32,200 shares of Series E Preferred Stock were issued and outstanding as of November 3, 2022;

•

Depositary Shares (the “Series F Depositary Shares”), each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”) of which 40,000,000 Series F Depositary Shares representing 40,000 shares of Series F Preferred Stock were issued and outstanding as of November 3, 2022;

•	10,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus;

•	3.850% Fixed Rate Reset Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock”), of which 1,000,000 shares were issued and outstanding as of November 3, 2022; and

•

3,000,000,000 shares of common stock, par value $0.01 per share, of which 784,606,205 shares were outstanding as of November 3, 2022. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval.

Common Stock

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by MetLife, Inc.’s board of directors. The declaration and payment of common stock dividends will also depend on MetLife, Inc.’s financial condition, results of operations, cash requirements, future prospects, regulatory restrictions on the payment of dividends by MetLife, Inc.’s insurance subsidiaries and other factors deemed relevant by MetLife, Inc.’s board of directors. There is no requirement or assurance that MetLife, Inc. will declare and pay any dividends. The certificates of designation for the Series A Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock (the “Preferred Stock”) all prohibit the declaration or payment of dividends or distributions on common stock if dividends are not paid on the Preferred Stock, and the certificate of designations for the Series A Preferred Stock further prohibits the payment of dividends on the Series A Preferred Stock under certain circumstances. In addition, (i) MetLife, Inc.’s 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066 (the “6.40% JSDs due 2066”), (ii) MetLife, Inc.’s 10.75% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069 (the “10.75% JSDs due 2069”), (iii) upon an exchange of the 7.875% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust IV, the related 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 of MetLife, Inc. (the “7.875% JSDs due 2067”), and (iv) the 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of MetLife, Inc. (the “9.25% JSDs due 2068”), all prohibit the declaration or payment of dividends or distributions on common stock under certain circumstances if interest is not paid in full on such securities, whether because of a mandatory or optional payment deferral, subject to certain exceptions.

Voting Rights. The holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights.

Liquidation and Dissolution. In the event of MetLife, Inc.’s liquidation, dissolution or winding-up, the holders of common stock are entitled to share equally and ratably in MetLife, Inc.’s assets, if any, remaining after the payment of all of MetLife, Inc.’s liabilities and the liquidation preference of any outstanding class or series of preferred stock.

Other Rights. The holders of common stock have no preemptive, conversion, redemption or sinking fund rights. The holders of shares of MetLife, Inc.’s common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. The transfer agent and registrar for MetLife, Inc.’s common stock is Computershare Inc. (successor in interest to Mellon Investor Services LLC).

Preferred Stock

General. MetLife, Inc.’s board of directors has the authority to issue preferred stock in one or more series and to fix the title and number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights including offering price, any dividend rights (including whether dividends will be cumulative or non-cumulative), dividend rate, voting rights, terms of any redemption, any redemption price or prices, conversion or exchange rights and any liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The specific terms of the preferred stock will be described in the prospectus supplement.

MetLife, Inc. has authorized 10,000,000 shares of Series A Junior Participating Preferred Stock for issuance in connection with a stockholder rights plan. The stockholder rights plan expired at the close of business on April 4, 2010 and was not renewed.

Voting Rights. The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. The prospectus supplement will describe the voting rights, if any, of the preferred stock.

Conversion or Exchange. The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may set forth the conversion price, the method of determining the conversion price and the conversion period and may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of preferred stock to be adjusted.

Redemption. The prospectus supplement will describe the obligation, if any, to redeem the preferred stock in whole or in part at the times and at the redemption prices set forth in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, MetLife, Inc. may not purchase or redeem any of the outstanding shares or any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of MetLife, Inc.’s matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

Certain Provisions in MetLife, Inc.’s Amended and Restated Certificate of Incorporation, As Amended (the “Certificate of Incorporation”), and Amended and Restated By-Laws (the “By-Laws”) and in Delaware and New York Law

A number of provisions of MetLife, Inc.’s Certificate of Incorporation and By-Laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of MetLife, Inc.’s Certificate of Incorporation and By-Laws and regulatory provisions that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by MetLife, Inc.’s board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of selected provisions of MetLife, Inc.’s Certificate of Incorporation and By-Laws and selected provisions of the Delaware General Corporation Law and the New York Insurance Law is necessarily general and reference should be made in each case to MetLife, Inc.’s Certificate of Incorporation and By-Laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of those laws.

Exercise of Duties by Board of Directors

MetLife, Inc.’s Certificate of Incorporation provides that while the MetLife Policyholder Trust (as described below) is in existence, each MetLife, Inc. director is required, in exercising his or her duties as a director, to take the interests of the trust beneficiaries into account as if they were holders of the shares of common stock held in the trust, except to the extent that any such director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law.

Restriction on Maximum Number of Directors and Filling of Vacancies on MetLife, Inc.’s Board of Directors

Pursuant to MetLife, Inc.’s By-Laws and subject to the rights of the holders of any class of preferred stock, the number of directors may be fixed from time to time exclusively by resolution adopted by a majority of the entire board of directors, but the board of directors will at no time consist of fewer than three directors. Stockholders may remove a director with or without cause at a meeting of the stockholders by a vote of a majority of the combined voting power of the outstanding stock entitled to vote generally in the election of directors, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

MetLife, Inc.’s By-Laws provide for advance notice and other provisions in respect of stockholder proposals and nominations for director. In addition, pursuant to the provisions of both the Certificate of Incorporation and the By-Laws, stockholder action may not be taken by written consent. Rather, any action taken by the stockholders must be effected at a duly called meeting. The chairman, the chief executive officer or the secretary pursuant to a board resolution or, under some circumstances, the president or a director who also is an officer, may call a special meeting. MetLife, Inc.’s By-Laws also permit stockholders representing ownership of 25% or more of the combined voting power of the outstanding shares of common stock to call a special meeting of the stockholders, provided that the stockholders satisfy the requirements specified in the By-Laws. These provisions make it more difficult for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for stockholder vote.

Limitations on Director Liability

MetLife, Inc.’s Certificate of Incorporation contains a provision that is designed to limit the directors’ liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law.

Specifically, directors will not be held liable to MetLife, Inc. or its stockholders for monetary damages for an act or omission in their capacity as a director, except for liability as a result of:

•	a breach of the duty of loyalty to MetLife, Inc. or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of an improper dividend or improper redemption or repurchase of MetLife, Inc.’s stock under Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director received an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of MetLife, Inc. unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. MetLife, Inc.’s Certificate of Incorporation also does not eliminate the directors’ duty of care. The inclusion of the limitation on liability provision in the certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited MetLife, Inc. and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

MetLife, Inc.’s By-Laws also provide that MetLife, Inc. will indemnify its directors and officers to the fullest extent permitted by Delaware law. MetLife, Inc. is required to indemnify its directors and officers for all judgments, fines, amounts paid in settlement, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with MetLife, Inc. or another entity, including Metropolitan Life Insurance Company, that the director or officer serves at MetLife, Inc.’s request, subject to certain conditions, and to advance funds to MetLife, Inc.’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of MetLife, Inc. and with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

Business Combination Statute

In addition, as a Delaware corporation with a class of voting stock listed on a national securities exchange, MetLife, Inc. is subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. MetLife, Inc. has not made that election. Section 203 can affect the ability of an “interested stockholder” of MetLife, Inc. to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares of MetLife, Inc. for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include any person owning, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (1) the business combination or transaction which results in the stockholder becoming an “interested stockholder” is approved by the corporation’s board of directors prior to the time the stockholder becomes an “interested stockholder” or (2) the “interested stockholder,” upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Restrictions on Acquisitions of Securities

The insurance laws and regulations of New York, the jurisdiction in which MetLife, Inc.’s principal insurance subsidiary, Metropolitan Life Insurance Company, is organized, may delay or impede a business combination involving MetLife, Inc. In addition to the limitations described in the immediately preceding paragraph, the New York Insurance Law prohibits any person from acquiring control of Metropolitan Life Insurance Company, either directly or indirectly through any acquisition of control of MetLife, Inc., without the prior approval of the New York Superintendent of Financial Services. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote 10% or more of MetLife, Inc.’s outstanding voting stock, unless the New York Superintendent of Financial Services, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of MetLife, Inc.’s common stock may be deemed to have acquired such control, if the New York Superintendent of Financial Services determines that such persons, directly or indirectly, exercise a controlling influence over MetLife, Inc.’s management or policies. Therefore, any person seeking to acquire a controlling interest in MetLife, Inc. would face regulatory obstacles which may delay, deter or prevent an acquisition.

The insurance holding company laws and other insurance laws of many other states also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of domestic insurers (including insurers owned by MetLife, Inc.) and insurance holding companies such as MetLife, Inc.

MetLife Policyholder Trust

Under a plan of reorganization adopted in September 1999, Metropolitan Life Insurance Company converted from a mutual life insurance company to a stock life insurance company subsidiary of MetLife, Inc. The MetLife Policyholder Trust was established to hold the shares of common stock allocated to eligible policyholders. A total of 494,466,664 shares of common stock were distributed to the MetLife Policyholder Trust for the benefit of policyholders of Metropolitan Life Insurance Company on the effective date of the plan of reorganization. As of October 31, 2022, the trust held 124,312,703 shares of MetLife, Inc.’s common stock. Because of the number of shares held by the trust and the voting provisions of the trust, the trust may affect the outcome of matters brought to a stockholder vote.

The trustee will generally vote all of the shares of common stock held in the trust in accordance with the recommendations given by MetLife, Inc.’s board of directors to its stockholders or, if the board gives no such recommendation, as directed by the board, except on votes regarding certain fundamental corporate actions. As a result of the voting provisions of the trust, MetLife, Inc.’s board of directors will effectively be able to control votes on all matters submitted to a vote of stockholders, excluding those fundamental corporate actions described below, so long as the trust holds a substantial number of shares of MetLife, Inc.’s common stock.

If the vote relates to fundamental corporate actions specified in the trust, the trustee will solicit instructions from the beneficiaries and vote all shares held in the trust in proportion to the instructions it receives, which would give disproportionate weight to the instructions actually given by trust beneficiaries. These actions include:

•

an election or removal of directors in which a stockholder has properly nominated one or more candidates in opposition to a nominee or nominees of MetLife, Inc.’s board of directors or a vote on a stockholder’s proposal to oppose a board nominee for director, remove a director for cause or fill a vacancy caused by the removal of a director by stockholders, subject to certain conditions;

•

a merger or consolidation, a sale, lease or exchange of all or substantially all of the assets, or a recapitalization or dissolution of MetLife, Inc., in each case requiring a vote of MetLife, Inc.’s stockholders under applicable Delaware law;

•	any transaction that would result in an exchange or conversion of shares of common stock held by the trust for cash, securities or other property; and

•

any proposal requiring MetLife, Inc.’s board of directors to amend or redeem the rights under the stockholder rights plan, other than a proposal with respect to which MetLife, Inc. has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

MetLife, Inc. may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. MetLife, Inc. may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

MetLife, Inc. will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between MetLife, Inc. and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever MetLife, Inc. redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. MetLife, Inc. will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

MetLife, Inc. and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•

if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•

there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of MetLife, Inc., and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to MetLife, Inc. notice of its election to do so. MetLife, Inc. also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. MetLife, Inc. must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

MetLife, Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. MetLife, Inc. will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from MetLife, Inc. which are delivered to the depositary and which MetLife, Inc. is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither MetLife, Inc. nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither MetLife, Inc. nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. MetLife, Inc. and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which MetLife, Inc. and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

MetLife, Inc. may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. MetLife, Inc. will issue each series of warrants under a separate warrant agreement to be entered into between MetLife, Inc. and a warrant agent. The warrant agent will act solely as MetLife, Inc.’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The applicable prospectus supplement will describe the terms of any warrants that MetLife, Inc. may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, MetLife, Inc. will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against MetLife, Inc. to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, MetLife, Inc. may issue purchase contracts obligating holders to purchase from MetLife, Inc., and MetLife, Inc. to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require MetLife, Inc. to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount will be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause MetLife, Inc.’s obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that MetLife, Inc. will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•

The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to MetLife, Inc. or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by MetLife, Inc. to the holder or by the holder to MetLife, Inc., the date or dates on which the contract fee will be payable and the extent to which MetLife, Inc. or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, MetLife, Inc. may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

MetLife, Inc. may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by MetLife, Inc. from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If MetLife, Inc. uses underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for MetLife, Inc. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with MetLife, Inc. and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If MetLife, Inc. sells the securities directly or through agents designated by it, MetLife, Inc. will identify any agent involved in the offering and sale of the securities and will list any commissions payable by MetLife, Inc. to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

MetLife, Inc. may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. MetLife, Inc. will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as MetLife, Inc. may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with MetLife, Inc. to indemnification by MetLife, Inc. against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for MetLife, Inc. and/or MetLife, Inc.’s affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by MetLife, Inc. for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL OPINION

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for MetLife, Inc. by Willkie Farr & Gallagher LLP, New York, New York, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MetLife, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus by reference to MetLife, Inc.’s annual report on Form 10-K for the year ended December 31, 2021, and the effectiveness of MetLife, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$

% Fixed-to-Fixed Reset Rate Subordinated Debentures due 2055

Prospectus Supplement

, 2025

MetLife, Inc.
200 Park Avenue
New York, NY 10166